                                                                       Ex. 10.45

                                Option Agreement

          This Option Agreement is made as of the 17th day of December, 1993 among ACFH Inc., a Delaware Corporation ("ACFH"), CHEMICAL BANK, a New York banking corporation ("Chemical"), and DONALD J. TRUMP (the "Buyer").

                             Preliminary Statement
                             ---------------------

          A. ACFH is the owner of certain property located in Atlantic City, New Jersey which is described in the Agreement of Purchase and Sale attached as Exhibit A to this Option Agreement (the "Purchase Agreement"), and which includes the property known as the Trump Regency Hotel.

          B. Chemical, as successor by merger to Manufacturers Hanover Trust Company ("MHT"), is the holder of the following promissory notes:

             (i) Revolving Credit Note dated as of July 20, 1987 made by the Buyer to the order of MHT, as amended by First Allonge to Note dated January 30, 1989, and as further amended by Second Allonge to Note dated as of August 8, 1990 (as amended, the "NYP Note");

             (ii) Interest Equalization Note dated as of August 8, 1990 made by the Buyer to the order of MHT (the "Interest Equalization Note");

             (iii) Term Note dated as of August 8, 1990 made by the Buyer to the order of MHT (the "Term Note");

             (iv) Noted dated as of July 20, 1987, in the original principal amount of $80,000,000 made by the Buyer to the order of MHT, as amended by First Allonge to Noted dated as of November 16, 1988 and as further amended by Second Allonge to Note dated as of August 8, 1990 (as amended, the "Hyatt Note").

             (v) Mortgage Note dated as of January 31, 1973, made by LBREC Realty Inc. to Morris Green, as trustee under the will of Dora Green, deceased, and Joyce Cheney, as such note was assigned to MHT by that certain Assignment dated April 13, 1983, made by Morris Green, as trustee under the will of Dora Green, deceased, Joyce Cheney, as trustee under the will of Dora Green, deceased, and Joyce Cheney to MHT which Assignment was recorded in the Office of the City Register, New York County (the "City Register's Office") on April 27, 1983 in Reel 682, Page 585, as such note was amended by that certain Agreement dated April 22, 1983 recorded on April 27, 1983 in the City Register's Office in Reel 682, Page 587 between MHT and the Buyer, and as further amended by those certain letter agreements dated May 7, 1986, March 11, 1988 and April 17, 1989 and by Note Modification Agreement dated as of August 8, 1990 each between MHT and the Buyer (as amended, the "CPS Note").

          The NYP Note, the Interest Equalization Note, the Term Note, the Hyatt Note and the CPS Note are collectively referred to in this Option Agreement as the "Notes". The Notes are intended to include all debt owing by the Buyer and any entity owned by the Buyer to Chemical relating to the Premises referred to in the Settlement Agreement (as defined below).

          C. The Notes are secured by the mortgages, pledge and security agreements and other collateral documents described on Exhibit B to this Option Agreement (collectively, the "Collateral Documents").

          D. ACFH is willing to grant to the Buyer an option to purchase the Property (as defined in the Purchase Agreement), and Chemical is willing to grant to the Buyer an option to purchase the Notes, all in accordance with the terms of this Option Agreement and the Purchase Agreement.

          E. The Buyer acknowledges that he is the maker of the Notes, that he or his wholly owned affiliates own the collateral which is encumbered by the Collateral Documents, and that his wholly owned affiliate previously owned the Property, and that therefore the Buyer is completely familiar with all matters concerning the Notes, the Collateral Documents and, up to the date of transfer to ACFH, the Property. ACFH and Chemical are unwilling to make any representations regarding the Notes, the Collateral Documents and the Property except for the limited representations contained in this Option Agreement and the Purchase Agreement, and the Buyer is willing to enter into this Option Agreement based on such limited representations.

          F. The Buyer and Chemical desire to settle all outstanding matters relating to the Notes and the Collateral Documents, and in furtherance of such settlement, Chemical and ACFH are granting the options in accordance with the terms of this Option Agreement, and the Buyer is executing and delivering to Chemical the release by the Buyer and certain of his wholly owned affiliates of any and all claims they may have against Chemical.

                                 Agreement
                                 ---------

          In consideration of the foregoing recitals and other good and valuable consideration, Chemical, ACFH and the Buyer agree as follows:

          1. Grant of Options. ACFH hereby grants to the Buyer an option to purchase the Property, and Chemical hereby grants to the Buyer an option to purchase the Notes, all strictly in accordance with the terms of this Option Agreement. The options granted by this Section 1 are referred to as the "Options".

          2. Term of the Options; Performance Obligations. (a) The term of the Options shall commence upon the execution of this Option Agreement and continue until 5:00 P.M. on May 8, 1994 (the "Initial Option Period"). Provided the Buyer has paid the $1,000,000 option consideration as provided in Section 5 below and the Options have not previously been terminated as provided in this Agreement, the Buyer may elect to extend the term of the Options to June 30, 1994 (the "Extended Option Period") subject to the satisfaction of the following conditions: (i) the Buyer shall give written notice of such election to ACFH and Chemical prior to the expiration of the Initial Option Period, and simultaneously with the giving of such notice, shall pay to ACFH and Chemical, in immediately available funds, the aggregate sum of $250,000 as consideration for the extension of the Initial Option Period (time being of the essence with respect to such notice and payment) and (ii) no event specified in clause (v) or
(vi) of paragraph (b) below shall have occurred. As used below in this Agreement, "Option Period" shall mean the Initial Option Period and if the term of the Options is extended as set forth above, the Initial Option Period and the Extended Option Period.

          (b) Notwithstanding the term of the Options set forth in paragraph (a) above, Chemical and ACFH shall have the right to terminate the Options upon the occurrence of any of the following:

             (i) the Buyer shall fail to deliver to ACFH on or prior to February 15, 1994 (time being of the essence) (A) an agreement between the New Jersey Sports and Exposition Authority ("NJSEA") and the Buyer whereby NJSEA grants to the Buyer an option for a term of no less than eighteen months to purchase the premises demised by the West Hall Lease (as defined in the Purchase Agreement) (the "West Hall Option") and (B) an assignment, in form reasonably satisfactory to ACFH, by the Buyer to ACFH of all his rights under West Hall Option, together with the consent of NJSEA and all other required parties to such assignment; such assignment shall provide that so long as (1) the Options have not terminated and remain in full force and effect and (2) the Buyer is not in default under the terms of the Purchase Agreement, then the Buyer shall retain the right to exercise the West Hall Option for his own account; and shall further provide that it shall terminate upon Buyer's acquisition of the Property pursuant to the Purchase Agreement;

             (ii) the Buyer shall fail to deliver to Chemical and ACFH on or prior to February 1, 1994 (time being of the essence) a letter from a reputable investment banking firm stating that such firm is confident that the Buyer has the ability to obtain the financing described in clause (iii) below;

             (iii) the Buyer shall fail to file with the Securities and Exchange Commission on or prior to March 15, 1994 (time being of the essence) a registration statement relating to the offering of securities in an aggregate principal amount sufficient to pay the purchase price as provided in Section 6 below;

             (iv) the Buyer shall fail to file the notification and report required pursuant to Section 12 of this Agreement on or prior to February 28, 1994 (time being of the essence);

             (v) the Buyer, Park South Associates, The Trump Corporation, The East 61st. Company, Plaza Consulting Corp. or B. Plaza Realty Corp. shall breach any covenant or other obligation set forth in Sections 5.1, 5.2, 5.3 or 5.4 of the Settlement Agreement dated as of the same date as this Agreement among the Buyer, the foregoing entities and Chemical (the "Settlement Agreement"), provided that in the case of a breach of the covenant set forth in Section 5.3, such breach must be material; or any representation or warranty made by the Buyer or any of the foregoing entities in the Settlement Agreement or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Settlement Agreement shall provide to have been inaccurate in any material respect on or as of the date made and the Buyer or such entity had actual knowledge of such inaccuracy and made such representation notwithstanding such knowledge; or The Trump Corporation, The East 61st. Company or Park South Associates shall fail to deposit the Rents (as defined in the Settlement Agreement) in the accounts designated pursuant to subsection 8.2 of the Settlement Agreement or to apply funds released from such accounts to the payment of

     Qualified Business Expenses (as defined in the Settlement Agreement), except to the extent that there is a bona fide dispute regarding expenditures made by The Trump Corporation, the East 61st. Company or Park South Associates, as applicable, provided that the Trump Corporation, The East 61st. Company or Park South Associates, as applicable, acted in good faith in believing that such disputed expenditure was a Qualified Business Expense;

             (vi) the Buyer shall be in default under the terms of this Option Agreement or the Purchase Agreement; or

             (vii) Chemical and the other parties to the Settlement Agreement shall fail, on or before January 5, 1993, to enter into escrow arrangements satisfactory to both Chemical and the Buyer under which all of the documents required as closing deliveries under the Settlement Agreement are executed and placed into escrow, to be delivered out of such escrow on the Closing Date as designated by Lender under the Settlement Agreement.

The Buyer acknowledges that time shall be of the essence with respect to the Buyer's obligations to deliver each of the agreements and the letter referred to in clauses (i) and (ii) above and to make the filings referred to in clauses
(iii) and (iv) above by the respective dates set forth in each such clause (each such date, a "Performance Date"). If Chemical and ACFH shall elect to terminate the Options pursuant to this paragraph (b), then Chemical and ACFH shall have no further obligations or liability to the Buyer under this Option Agreement. In the event that the Buyer exercises the Options pursuant to Section 3 of this Agreement, the Buyer shall have no further obligation to perform under clauses
(i) through (iv) above to the extent that the applicable Performance Date will occur after the date on which the Options are so exercised; provided, however,
                                                            --------  -------
that upon the occurrence of an event specified in clause (v) or (vi) above, Chemical and ACFH shall have the right to terminate this Option Agreement and the Purchase Agreement and upon such termination shall have no further obligations or liabilities to the Buyer under this Option Agreement and the Purchase Agreement.

          (c) Buyer covenants that he will not exercise the West Hall Option until such time as the Closing (as defined below) shall have occurred.

          3. Exercise of the Options. The Options may be exercised by the Buyer only by written notice of such exercise in the form set forth in Exhibit C (the "Option Notice") given by the Buyer to ACFH and Chemical prior to the termination of the Option Period in accordance with the provisions of Section 14 below. Time shall be of the essence with respect to the giving of the Option Notice. The Buyer must exercise the Options together, and shall not have the right to exercise either of the Options granted under Section 1 above independently of the other. Any attempt by the Buyer to exercise one of the Options without the other shall be void and of no effect. If the Buyer fails to exercise the Options during the Option Period as provided above, the Options shall terminate and ACFH and Chemical shall have no further obligations or liability to the Buyer under this Option Agreement.

          4. The Purchase Agreement. Upon the valid exercise of the Options by the Buyer in accordance with Section 3 above, the Purchase Agreement shall conclusively be deemed to have been executed and delivered by the Buyer and ACFH and to be in full force and effect without the need for any further action by either of such parties.

          5. Option Payment. (a) The total consideration to be paid by Buyer for the granting of the Options shall be $1,000,000. The Buyer shall pay to ACFH and Chemical on or prior to January 5, 1994 the entire $1,000,000 consideration, in immediately available funds. In the event that Chemical and ACFH shall not have received such payment on or prior to January 6, 1994 (time being of the essence), this Option Agreement shall automatically terminate without notice or any other action on the part of Chemical and/or ACFH, and upon such termination, Chemical and ACFH shall have no further obligations or liabilities to the Buyer under this Option Agreement or the Purchase Agreement. If this Option Agreement is terminated as a result of Buyer's failure to make the payment due January 5, 1994, then Buyer shall not be liable for the payment of any portion of the $1,000,000 option consideration. Except as provided in paragraph (b) below, such payments and, if applicable, the $250,000 paid as consideration for the granting of an extension to the Initial Option Period, shall be non-refundable.

          (b) The Buyer shall have the right to terminate this Option Agreement, and if entered into, the Purchase Agreement, and to receive a refund of payments made as consideration for the granting of the Options and, if paid, for the extension of the Initial Option Period upon the occurrence of any of the following: (i) ACFH shall fail to file the notification and report required pursuant to Section 12 of this Agreement on or prior to February 28, 1994 or shall cancel this Agreement pursuant to such Section 12, (ii) Chemical and ACFH do not have the requisite power and authority to assign the Notes and convey the Property as contemplated by this Option Agreement and the Purchase Agreement, or (iii) ACFH shall be unable to convey title to the Property as required by this Option Agreement and the Purchase Agreement as a result of a breach by ACFH of the covenant set forth in Section 13(b) of this Option Agreement.

          6. Purchase Price. The aggregate purchase price to be paid by the Buyer for the Notes and the Property shall be $80,000,000, to be wired at the Closing (as defined below) in immediately available funds in accordance with instructions given at the Closing by ACFH and Chemical. The Buyer shall receive a credit against the purchase price of the $1,000,000 paid as consideration for the granting of the Options and, if applicable, the $250,000 paid as consideration for the granting of an extension to the Initial Option Period. Apportionments or adjustments to the purchase price with respect to the Notes shall be as provided in Section 7(c) below, and apportionments and adjustments to the purchase price with respect to the Property shall be as provided in
Section 8 of the Purchase Agreement.

          7. Closing. (a) The Notes and the Property shall be transferred to the Buyer, and the purchase price shall be paid, at a closing (the "Closing") on a date to be specified by the Buyer in the Option Notice, which closing date shall be not less than 5 or more than 14 days after the date that the Option Notice is given. Any Option Notice given by the Buyer which does not specify a closing date as provided in the preceding sentence shall be void and of no effect as if such Option Notice had never been given. Time shall be of the essence with respect to Chemical's and the Buyer's obligations to close on the date specified in the Option Notice for the Closing, and any failure by the Buyer to comply with such obligations on that date shall, at ACFH's and Chemical's option, result in a termination of the Options, after which the Buyer shall have no further rights under this Option Agreement or under the Purchase Agreement. The transfer of the Notes and the transfer of the Property must occur simultaneously and each such closing is conditioned upon the other closing being completed at the same time. The Buyer expressly agrees that he will not have the right to complete the purchase of the Notes without simultaneously completing the purchase of the property.

          (b) At the Closing, in addition to the delivery of any documents required by the Purchase Agreement: (i) Chemical shall deliver to the Buyer (A) a duly executed and acknowledged assignment of all of Chemical's right, title and interest in the Notes, the Collateral Documents (including appropriate UCC assignments), all deficiency claims, if any, relating to the Notes, and all claims under the Override Agreement dated as of

August 8, 1990 among the Buyer and various other parties, all of the above without recourse, representation, or warranty of any kind except as expressly provided in this Option Agreement or in such assignment, which assignment shall be in the form set forth in Exhibit B and (B) a termination of the assignment of the West Hall Option given by the Buyer to ACFH pursuant to Section 2(b)(i) of this Option Agreement; and (ii) each party shall also deliver at the Closing a reaffirmation of its representations and warranties as of the Closing, as provided in Section 8 below.

          (c) Pursuant to the Settlement Agreement, all Rents from the properties which are the subject of the Settlement Agreement have been assigned to, and are being deposited into accounts owned by, Chemical and are being disbursed to the extent required to pay Qualified Building Expenses. Chemical is entitled to all Rents in excess of Qualified Building Expenses through the Closing. Accordingly, the following shall be apportioned and adjusted between Chemical and the Buyer as of midnight of the day preceding the Closing ("Adjustment Date"):

             (i) rents and additional rents under or in respect of the Leases (as defined in the Settlement Agreement), as, when and to the extent actually collected; the first rents so collected shall be applied to rents up to 60 days delinquent as of the Closing, then to bring rents current, and then to other past due rents (except that Meyer rents collected which are attributable to the period before June 24, 1993 shall belong to Buyer);

             (ii) real estate and other taxes, assessments and charges, and other municipal and state charges, license and permit fees, if any, on the basis of the fiscal period for which assessed or charged, provided,
                                                               --------
     however, that any rebates of taxes, assessments or charges received after
     -------
     the Adjustment Date (i) which are attributable to taxes, assessments or charges incurred or paid prior to the Adjustment Date shall be delivered to Chemical and (ii) which are attributable to taxes, assessments or charges in part incurred or paid prior to the Adjustment Date shall be apportioned between Chemical and the Buyer as of the Adjustment Date.

             (iii) water and sewer rents and charges on the basis of the fiscal period for which assessed or charged;

             (iv) water, electric, gas, steam and other utility charges except that no apportionment shall be made for any of such items as are furnished and charged by the utility company furnishing such service directly to any tenants under the Leases;

             (v) fuel, if any, and all taxes thereon, on the basis of a reading taken as late as possible prior to the Adjustment Date, at the price then charged by the supplier thereof, including any taxes;

             (vi) charges under service contracts on the basis of the annual or monthly charges or fees payable thereunder; and

             (vii) such additional adjustments as are normally made in connection with the sale of residential and commercial property in New York City. Except as otherwise specifically provided, the "Customs in Respect to Title Closing" adopted by the Real Estate Board of New York, Inc. shall apply to the apportionments.

          8. Representations. (a) Chemical represents and warrants to the Buyer that: (i) it has all necessary authority to enter into this Option Agreement and to complete the transactions contemplated by this Option Agreement; (ii) neither Chemical nor MHT has at any time assigned, transferred, conveyed, pledged or otherwise encumbered its interest in the Notes or the Collateral Documents. Chemical represents and warrants to the Buyer (but not to any other person or entity) that it is the owner of the Notes. The Buyer specifically acknowledges that Chemical is making no representation or warranty whatsoever regarding the validity or enforceability of the Notes or the Collateral Documents, and all of Buyer's obligations under this Option Agreement and the Purchase Agreement shall remain in full force and effect regardless of the validity or enforceability (or lack thereof) of the Notes or the Collateral Documents.

          (b) ACFH represents and warrants to the Buyer that it is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in, and in good standing under, the laws of the State of New Jersey, that it has all necessary power and authority to enter into this Option Agreement and to complete the transactions contemplated by this Option Agreement, and, to the best of its knowledge, it has not received written notice of any pending condemnation of the Property.

          (c) Except as specifically provided in this Option Agreement or in the Purchase Agreement, neither ACFH nor Chemical is making, or shall be deemed to have made, any covenant, representation or warranty of any nature whatsoever, express or implied, regarding the Notes, the Collateral Documents, the Property, or any other matter relating in any way to this Option Agreement or any of the obligations of ACFH or Chemical under this Option Agreement, including, without limitation, the condition or status of the Property. The Buyer agrees that he is entering into this Option Agreement, and, if he should exercise the Options, will be exercising those Options with the express and specific understanding that no such covenants, representations or warranties are being made by ACFH or Chemical.

          (d) The Buyer represents and warrants that the Notes are valid and binding obligations of the makers thereof and are in full force and effect, that he has all the necessary power and authority to enter into this Option Agreement and to complete all of the transactions contemplated by this Option Agreement, and that the execution and delivery of this Option Agreement, and the purchase of the Notes and the Property as contemplated by this Option Agreement, will not require the consent or approval of any governmental authority or other party, and will not result in a default under or otherwise violate, any contract or agreement to which the Buyer, or any entity in which the Buyer has any direct or indirect interest, is a party or any order, law or regulation to which the Buyer or any such affiliate may be subject, except in each case such approvals and consents as shall be obtained by Buyer before Closing.

          (e) All of the representations and warranties of ACFH, Chemical and the Buyer set forth in this Section 8 shall be true and correct as of the Closing, and each party shall expressly reaffirm such representations and warranties at the Closing.

          9. Operation of the Property. During the Option Period and, if the Options are exercised, during the period until the earlier of (i) the Closing and (ii) a termination by the Buyer under this Option Agreement or the Purchase Agreement, ACFH agrees that (a) it will not make any material structural alterations to the Property, (b) it will maintain substantially the same insurance coverage as is presently in effect for the Property, (c) it will not operate the Property for any purpose other than as a hotel and entertainment, theater, dining and other incidental uses and (d) it will not sell, dispose of or otherwise remove from the Property furniture, fixtures, equipment or other personal property used in the operation of the Property having an aggregate value of more than $100,000. Notwithstanding the foregoing, ACFH may, in its discretion, at any time cease operating the Property as a hotel. ACFH may, in the ordinary course of business, enter into, or cause to be entered into, any contract or agreement relating to the operation of the Property, including, without limitation, any lease or supply or services contract, or may amend or terminate, or cause to be amended or terminated, any existing contract or agreement, provided that (A) any contract or agreement entered into after the date of this Option Agreement shall be terminable on not more than thirty days notice without penalty or premium, unless a longer period (up to 90 days) is necessary and (B) no amendment which extends the term of an agreement shall extend the term to a date more than 30 days after the date of Closing, unless a longer period (up to 90 days) is required.

          10. Right of Inspection of the Property. Upon reasonable notice of ACFH, and provided that neither the Options nor the Purchase Agreement have been terminated, the Buyer or his authorized representatives shall have the right to enter upon and inspect the Property subject to the following conditions:

             (a) the Buyer shall not interfere with the conduct of business on the Property;

          (b) the Buyer shall make such inspections in good faith, and all inspection fees and other costs and expenses of any kind incurred by the Buyer relating to such inspections will be the sole expense of the Buyer;

          (c) the Buyer shall not conduct any Phase II environmental assessment, test or audit of the Property or any portion thereof, including, but not limited to, any inspection that involves any testing of an underground storage tank, if any, or any drilling, coring or boring on the Property (whether or not such activity is referred to as a Phase II environmental assessment, test or audit), without the prior written consent of ACFH, which consent may be refused, withheld or delayed by ACFH for any or no reason in its sole and absolute discretion, which shall be final and conclusive;

          (d) the Buyer shall have no right whatsoever to alter the condition of the Property or any portion thereof without the prior written consent of ACFH, which consent may be refused, withheld or delayed by ACFH for any or no reason in its sole and absolute discretion, which shall be final and conclusive, and without in any way constituting ACFH's consent to an alteration of the condition of the Property, ACFH and the Buyer agree that in the event of any alteration of the Property or portion thereof by the Buyer, the Buyer shall immediately restore the Property to its condition prior to the Buyer's entry thereon;

             (e) the Buyer or his authorized representatives shall be accompanied at all times by a representative of ACFH; and

          (f) the Buyer agrees to indemnify and hold ACFH and its agents, contractors, lessees and representatives harmless from and against any and all liens, claims, liabilities or damages (including, but not limited to, reasonable attorneys' fees) sustained by any of them which result from or arise out of any inspections of the Property made or conducted by the Buyer or its inspectors, appraisers, engineers, employees or contractors. Such Indemnity and Hold Harmless Agreement shall survive the Closing of any termination of this Option Agreement or, if entered into, the Purchase Agreement and shall not be merged therein.

          11. No Brokers. (a) Chemical and ACFH will pay any broker's fee, finder's fee, commission or similar payments which may be due to any broker, finder or other person or entity employed by Chemical or ACFH in connection with the negotiation of this Option Agreement or the conveyance of the Property. Chemical and ACFH agree to indemnify and hold the Buyer harmless from and against any loss, claim, damage, cost and expense, including reasonable attorneys' fees and expenses, resulting from any broker's, finder's or other person's or entity's claiming to be owed a broker's fee, commission, finder's fee or any similar payment as a result of any dealing with or for Chemical or ACFH. The terms of this paragraph shall survive the Closing or earlier termination of this Option Agreement or, if entered into, the Purchase Agreement

          (b) The Buyer represents and warrants to Chemical and ACFH that it has not and at the time of the Closing will not have dealt with any person or entity to whom a broker's fee, finder's fee, commission or any similar payment may be due in connection with the negotiation of this Option Agreement or the conveyance of the Property. The Buyer agrees to indemnify and hold Chemical and ACFH harmless from and against any loss, claim, damage, cost and expense, including reasonable attorneys' fees and expenses, resulting from any broker's, finder's or other person's or entity's claiming to be owed a broker's fee, commission, finder's fee or any similar payment as a result of any dealings with or for the Buyer. The terms of this paragraph shall survive the Closing or earlier termination of this Option Agreement or, if entered into, the Purchase Agreement.

          12. Antitrust Notification. As promptly as practicable and in any event not later than February 28, 1994, the Buyer and ACFH each shall cause to be filed with the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ") pursuant to the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations thereunder ("HSR") the notification and report form required for the transactions contemplated by this Option Agreement and shall, as promptly as practicable, furnish any supplemental information which may be requested by the FTC or the DOJ pursuant to HSR. The Buyer and ACFH shall cooperate in making such filings, and shall use their respective best efforts to cause the applicable HSR waiting period to be terminated at the earliest possible time. Buyer shall pay any filing or similar fees required to be paid in connection with HSR notification and report form. Anything in this agreement to the contrary notwithstanding, the expiration of the HSR waiting period and any extensions thereof shall be a condition precedent to the Closing. If the Closing fails to occur by the closing date due to a failure of this contingency, the date for Closing shall be automatically extended for a period not to exceed thirty (30) days unless all of the parties to this Option Agreement agree to the contrary; provided, however, that if the Closing fails to occur during such 30-
          --------  -------
day extension, ACFH and Chemical shall have the right by notice to the Buyer, to terminate this Option Agreement and the Purchase Agreement, and thereafter this Option Agreement and the Purchase Agreement shall be void without recourse by either party in law or in equity.

          13. Title to Property. (a) The Buyer shall satisfy himself as to the quality of ACFH's title to the Property prior to the Buyer's exercise of the Options. Upon exercise of the Options, the Buyer shall thereby waive its right to object to any aspect of ACFH's title to the Property existing at the time of such exercise. The provisions of this paragraph (a) shall not relieve ACFH of its covenant set forth in paragraph (b) below.

          (b) ACFH covenants that at the Closing the Property will not be subject to any monetary lien or material encumbrance created, or which came into existence after June 3, 1992, except for the lien of real estate taxes and assessments not yet due and payable.

          14. Notices. Any notice shall be given in writing to the party for whom it is intended, either (i) by personal delivery, (ii) by registered or certified mail (return receipt requested and postage prepaid), or (iii) by a nationally recognized overnight courier providing for signed receipt of delivery, in each case at the following address, or such other address as may be designated in writing by notice given in accordance with this Section:

             (i)    if to Chemical, at

                    277 Park Avenue, 12th Floor
                    New York, New York 10172
                    Attn:  Rick Peiser, Managing Director

                    with a copy to

                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, New York 10017
                    Attn:  Gary F. Mottola

             (ii)   if to ACFH, at

                    277 Park Avenue, 12th Floor
                    New York, New York 10172
                    Attn:  Edward C. Collins, Vice President

                    with a copy to

                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, New York 10017
                    Attn:  Gary F. Mottola

             (iii)  If to the Buyer, at

                    The Trump Organization
                    725 Fifth Avenue
                    New York, New York 10022
                    Attn:  Donald J. Trump

                    with a copy to

                    Willkie Farr & Gallagher
                    One Citicorp Center
                    New York, New York 10022
                    Attn:  Thomas M. Cerabino, Esq.

Any notice given by any party shall be deemed to have been given only when received by the party to whom it is addressed. Notices which are required to be given to Chemical and ACFH shall not be deemed to have been given until received by both Chemical and ACFH.

          15. Assignment. (a) This Option Agreement shall be binding upon and inure to the benefit of the heirs, successors, administrators, executors, and assigns of the respective parties; provided, however, that, except as provided in paragraph (b) below, neither this Option Agreement nor, if entered into, the

Purchase Agreement may be assigned by the Buyer, in whole or in part, to any other individual or entity without the express written permission of ACFH and Chemical, which permission may be withheld in the ACFH's and Chemical's sole discretion and without regard to any commercial standard. Any attempted assignment of this Option Agreement shall, at the ACFH's and Chemical's option, be deemed a breach of the terms of this Option Agreement which results in the termination of the Options and all of the Buyer's rights hereunder.

          (b) Notwithstanding the provisions of paragraph (a) above, the Buyer may (i) assign all or a portion of its interest in this Agreement or the Purchase Agreement to an entity of which the Buyer has control and owns, directly or indirectly, more than 50% of the equity interest or to a publicly-registered and traded entity that directly or indirectly owns the Trump Plaza Casino Hotel and (ii) direct Chemical to assign the Notes or any individual Note or portions thereof to one or more of the Buyer's institutional lenders or to an entity financing the properties securing such Notes or an entity controlled by Buyer, and in which Buyer has at least 50%, of the equity interest, which owns such properties.

          16. Confidentiality. Buyer understands, agrees and acknowledges that the consideration being paid for the Options, and the price to be paid for the Notes and the Property if the Options are exercised, is fair and reasonable and reflects the fair value of the Options, the Notes and the Property. Buyer further understands and acknowledges that Chemical and ACFH intend that the granting of the Options, the sale of the Notes and the Property as contemplated by this Agreement, and the other matters contained in this Agreement and in the Purchase Agreement be kept as confidential as possible, and Buyer agrees that any statements, whether oral or written, made by the Buyer relating to these matters will be made in a manner consistent with the foregoing and that the content of any such statements will also be consistent with the foregoing. Chemical and ACFH understand that, to complete the transactions contemplated by this Agreement, including a publicly-registered financing to raise the proceeds to pay for the Notes and the Property, Buyer will have to disclose this Agreement to the New Jersey Casino Control Commission, the federal Securities and Exchange Commission, his institutional lenders, and to other entities and governmental agencies. Nevertheless, Buyer agrees that any such disclosure, and any statements made by Buyer relating to this transaction, will be completed in a professionally responsible manner consistent with good legal and business practice. Buyer further agrees that, while Chemical and ACFH recognize the need for disclosure considering Buyer's contemplated financing and use of the Property, Buyer will make all such disclosures, and any other statements relating to this Agreement and the transactions contemplated by this Agreement, only to the extent reasonably and in good faith deemed by the Borrower and his advisors to be necessary or desirable to complete such contemplated transactions. The provisions of this Section shall survive the Closing and the termination of the Option Agreement.

          17. Costs and Expenses. Each party shall bear its own legal and other professional costs and expenses in connection with the preparation, negotiation and performance of this Option Agreement and, if entered into, the Purchase Agreement.

          18. Miscellaneous. (a) Except for filings with the Casino Control Commission and the Securities and Exchange Commission, the Buyer shall not otherwise record or file this Option Agreement or the Purchase Agreement or any copy or memorandum of either with any public agency or land records, and any such recording or filing shall, at ACFH's and Chemical's option, render this Option Agreement and, if entered into, the Purchase Agreement null and void and shall constitute a default of the Buyer's obligations under this Option Agreement resulting in a termination of the Options and all of the Buyer's rights under this Option Agreement and the Purchase Agreement. Except as provided in the Hyatt Option referred to below, the Buyer expressly acknowledges that the only rights the Buyer has to purchase the Notes, the Collateral Documents and the Property are as set forth in this Option Agreement and, if entered into, the Purchase Agreement and that if this Option Agreement and the Purchase Agreement shall be terminated, then the Buyer agrees that he has no further rights to purchase the Notes, the Collateral Documents and the Property and shall have no claims against Chemical or ACFH arising out of the Options granted by this Option Agreement. If, notwithstanding the foregoing agreement, the Buyer shall assert any claims against Chemical or ACFH, the Buyer will be fully liable for all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by Chemical or ACFH in defending any such claims or otherwise. Nothing contained in this Option Agreement shall affect the Buyer's rights under the Option Agreement dated June 24, 1993 between the Buyer and Chemical relating to the Buyer's option to purchase the Hyatt Note (the "Hyatt Option").

          (b) The acceptance by the Buyer of the Deed (as defined in the Purchase Agreement) and the assignment of the Notes shall be deemed to constitute a full performance and discharge of every condition, covenant and obligation contained or expressed in this Option Agreement and in the Purchase Agreement, except such as are, by the express terms of this

Option Agreement or the Purchase Agreement, to survive the Closing.

          (c) This Option Agreement constitutes the entire agreement between the parties and fully supersedes and cancels all prior agreements, arrangements or understandings, whether oral or written, between them relating to the subject matter hereof and no party shall be bound by any terms, conditions, statements, or representations, oral or written, not herein contained. No modification of this Option Agreement and, if entered into, the Purchase Agreement shall be valid or binding unless such modification is in writing, duly dated and signed by the party or parties against whom enforcement of such modification is sought.

          (d) In the event that any one or more of the provisions of this Option Agreement or, if entered into, the Purchase Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or uneforceability shall not affect any other provision of this Option Agreement or, if entered into, the Purchase Agreement, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included.

          (e) This Option Agreement may not be executed in counterparts.

          (f) This Option Agreement and, if entered into, the Purchase Agreement shall be governed, construed, interpreted and enforced in accordance with the laws of the State of New York, except to the extent that the terms and provisions relate to the conveyance of real property in which event such terms and provisions shall be governed by the laws of the State of New Jersey.

          (g) Nothing expressed or implied in this Option Agreement or the Purchase Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Option Agreement, the Purchase Agreement or any transactions contemplated by this Option Agreement or the Purchase Agreement.

          (h) The headings in this Option Agreement and in the Purchase Agreement are for purposes of reference only and shall have no meaning in construing this Option Agreement or the Purchase Agreement.

          (i) This instrument as executed by the Buyer constitutes only an offer by the Buyer to ACFH and Chemical which shall expire 5:00 p.m. on December __, 1993, unless and until its acceptance is signified by ACFH's and Chemical's execution of this instrument and delivery of a fully executed copy to the Buyer on or before such time. This Option Agreement shall become a binding agreement only at such time as it shall have been duly executed and delivered by each of ACFH, Chemical and the Buyer.

          (j) The Buyer shall not be entitled to any consequential, speculative, punitive damages or any similar claim in any action relating to this Agreement. If the Buyer shall have exercised the Options in accordance with this Agreement, then upon any failure by the Buyer to pay the purchase price and purchase the Notes, as provided in this Agreement, Chemical shall have as its sole remedy under this Agreement the right to retain all sums paid under this Agreement; provided, however, that the foregoing limitation shall not modify, affect or qualify in any manner any rights and remedies Chemical may have under the Settlement Agreement or otherwise.

             The parties have duly executed this Option agreement.

                                    ACFH INC.


                                    By: /s/ Steven Palmer
                                        -----------------------
                                        Name:  Steven Palmer
                                       Title: Vice President



                                    CHEMICAL BANK


                                    By: /s/ Richard Peiser
                                        -----------------------
                                       Name:  Richard Peiser
                                       Title: Managing Director



                                    By: /s/ Donald J. Trump
                                        -----------------------
                                    DONALD J. TRUMP